UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 16, 2011
BORDERS GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Michigan	1-13740	38-3294588
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
100 Phoenix Drive
Ann Arbor, Michigan 48108
(Address of Principal Executive Offices and Zip Code)
(734) 477—1100
(Registrant’s Telephone Number, including Area Code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On March 16, 2011, Borders Group, Inc. (the “Company”) entered into a First Amendment and Waiver to Credit Agreement and First Amendment to Guaranty and Security Agreement (the “Amendment”) pursuant to which the parties thereto agreed to waive and amend certain provisions of the Senior Secured, Super-Priority Debtor-in-Possession Credit Agreement dated as of February 16, 2011, as amended, between and among the Company and Borders, Inc., as borrowers, the other subsidiaries of the Company designated therein as credit parties, General Electric Capital Corporation, for itself as a Revolving Lender, FILO Lender and Swingline Lender, and as Working Capital Agent for all Lenders, GA Capital, LLC, as Term B Agent for all Term B Lenders, and the other financial institutions named therein (the “DIP Credit Agreement”).
     A copy of the Amendment is attached as Exhibit 10.1 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits.

Exhibit No.	Description
10.1	First Amendment and Waiver to Credit Agreement and First Amendment to Guaranty and Security Agreement, dated as of March 16, 2011 between and among Borders Group, Inc. and Borders, Inc., as borrowers, the other subsidiaries of Borders Group, Inc. designated therein as credit parties, General Electric Capital Corporation, for itself as a Revolving Lender, FILO Lender and Swingline Lender, and as Working Capital Agent for all Lenders, GA Capital, LLC, as Term B Agent for all Term B Lenders, and the other financial institutions named therein.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 22, 2011	BORDERS GROUP, INC.
	By:	/s/ Scott Henry
Scott Henry
Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description
10.1	First Amendment and Waiver to Credit Agreement and First Amendment to Guaranty and Security Agreement, dated as of March 16, 2011, between and among Borders Group, Inc. and Borders, Inc., as borrowers, the other subsidiaries of Borders Group, Inc. designated therein as credit parties, General Electric Capital Corporation, for itself as a Revolving Lender, FILO Lender and Swingline Lender, and as Working Capital Agent for all Lenders, GA Capital, LLC, as Term B Agent for all Term B Lenders, and the other financial institutions named therein.